UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 25, 2003

Entrada Networks, Inc.
(Exact name of registrant as specified in its charter)

000-26952
(Commission File Number)

DELAWARE                        33-0676350
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

12 Morgan, Irvine, California 92618
(Address of principal executive offices, with zip code)

(949) 588-2070
(Registrant's telephone number, including area code)

ITEM 5. Other Events.

On November 25, 2003, we entered into an agreement to sell 3,000,000 shares of our common stock to a small group of investors at a price of $0.20 per share, or $600,000 in the aggregate. The sale will be made pursuant to an exemption from registration under the Securities Act of 1933, as amended. The closing is contingent upon the shares being registered for resale under that Act. A copy of the agreement is attached as Exhibit 4.7 to this report.

Exhibit 4.7 is a complete copy of this agreement.

ITEM 7. Financial Statements and Exhibits.

        (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibits

Exhibit No.	Description

4.7	Stock Purchase Agreement dated November 25, 2003

About Entrada Networks

Entrada Networks currently has three wholly owned subsidiaries that focus on developing and marketing products in the storage networking and network connectivity industries. Rixon Networks manufactures and sells a line of fast and gigabit Ethernet adapter cards that are purchased by large networking original equipment manufacturers as original equipment for servers, and other computer and telecommunications products. Rixon’s focus is on two- and four-port cards and drivers for highly specialized applications. Sync Research manufactures and services frame relay products for some of the major financial institutions in the U.S and abroad. The Torrey Pines subsidiary specializes in the design & development of SAN transport switching products. Entrada Networks is headquartered in Irvine, CA. www.entradanetworks.com .